================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 1, 2000

                                  ------------

                                WYANT CORPORATION

             (Exact name of registrant as specified in its charter)



                    New York                                       11-2236837
(State or other jurisdiction of incorporation)       (I.R.S. Employer Identification No.)

                              Commission File Number 0-8410

1170 U.S. Highway 22 East, Suite 203, Bridgewater, NJ                08807
     (Address of principal executive offices)                      (Zip Code)

                                     (514) 636-9926
                  (Registrant's telephone number, including area code)

                                  ------------

================================================================================

ITEM 5.  OTHER EVENTS.

     On November 1, 2000, Wyant Corporation (the "Company") announced that it had completed the re-examination phase of its investigation into the accounting irregularities that were recently discovered at the Company's wholly owned Tennessee subsidiary, IFC Disposables, Inc. On October 2, 2000, the Company announced that it appeared that the financial results of IFC Disposables, and therefore of the Company, had been overstated in the period from January 1, 1997 through June 30, 2000, in the amount of approximately U.S. pre-tax $1.2 million, of which approximately U.S. pre-tax $427 thousand related to the period from January 1, 2000 through June 30, 2000.

     Also on October 2, 2000, the Company announced that it was pursuing an intensive investigation into the circumstances surrounding and the extent of the accounting irregularities. The re-examination of IFC Disposables' books and records for the period in question has revealed that the estimated overstatement in its, and therefore the Company's, financial results reported on October 2, 2000 was in fact accurate. In the November 1, 2000 press release attached hereto as Exhibit 99.1 (which is hereby incorporated herein by reference), the Company sets forth its restated financial results for each of the years ended 1997, 1998 and 1999 and the six months ended June 30, 2000 and 1999.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.



Exhibit           Description
-------           -----------
  99.1            Press Release dated November 1, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     WYANT CORPORATION



                                     By: /s/  Marc D'Amour
                                         ---------------------------------------
                                     Name:    Marc D'Amour
                                     Title:   Vice President, Chief Financial
                                              Officer and Treasurer

DATE: November 2, 2000